Exhibit 99.1

 PRESS RELEASE

REINSURANCE GROUP OF AMERICA REPORTS
THIRD QUARTER RESULTS
•Net income available to RGA shareholders of $4.19 per diluted share
•Adjusted operating income* of $5.20 per diluted share
•Premium growth of 4.9% over the prior-year quarter, 10.1% on a constant currency basis
•ROE 6.4% and adjusted operating ROE* 7.9% for the trailing twelve months
•Deployed capital of $100 million into transactions
•Total shareholder capital returns of $79 million: $25 million of share repurchases and $54 million shareholder dividends
•Global estimated COVID-19 impacts1 of approximately $89 million on a pre-tax basis, or $1.00 per diluted share2

ST. LOUIS, November 3, 2022 - Reinsurance Group of America, Incorporated (NYSE: RGA), a leading global provider of life and health reinsurance, reported third quarter net income available to RGA shareholders of $284 million, or $4.19 per diluted share, compared with net loss available to RGA shareholders of $22 million, or $0.32 per diluted share, in the prior-year quarter. Adjusted operating income* totaled $352 million, or $5.20 per diluted share, compared with adjusted operating loss of $75 million, or $1.11 per diluted share, the year before. Net foreign currency fluctuations had a favorable effect of $0.12 per diluted share on net income available to RGA shareholders and an adverse effect of $0.15 per diluted share on adjusted operating income as compared with the prior year.

	Quarterly Results		Year-to-Date Results
($ in millions, except per share data)	2022	2021	2022	2021
Net premiums	$3,247	$3,094	$9,632	$9,106
Net income (loss) available to RGA shareholders	284	(22)	419	461
Net income (loss) available to RGA shareholders per diluted share	4.19	(0.32)	6.19	6.74
Adjusted operating income (loss)*	352	(75)	775	115
Adjusted operating income (loss) per diluted share*	5.20	(1.11)	11.46	1.68
Book value per share	54.66	190.60
Book value per share, excluding accumulated other comprehensive income (AOCI)*	143.91	137.60
Total assets	82,705	91,449

*	See ‘Use of Non-GAAP Financial Measures’ below
1 COVID-19 impact estimates include mortality and morbidity claims of approximately $89 million with no offsetting impact from longevity in the quarter.
2 Tax effected at 24%.

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In the third quarter, consolidated net premiums totaled $3.2 billion, an increase of 4.9% over last year’s third quarter, with an adverse net foreign currency effect of $160 million. Excluding the net foreign currency effect, consolidated net premiums increased 10.1%.

Compared with the year-ago period, excluding spread-based businesses, third quarter investment income decreased 7.7%, reflecting lower variable investment income in the quarter. Average investment yield decreased to 4.40% in the third quarter due to lower variable investment income compared with 4.95% in the prior year.

The effective tax rate for the quarter was 22.3% on pre-tax income.

The adjusted operating effective tax rate for the quarter was 22.2%, in line with the expected range of 23% to 24%.

Anna Manning, President and Chief Executive Officer, commented, “This was another strong quarter for us, following the record level of earnings in the second quarter.

“In the quarter, we had positive contributions from a range of segments and businesses. Premium growth on a constant currency basis was 10.1%, and we had another active and successful quarter for in-force transactions, deploying $100 million of capital. COVID-19 claim costs were comfortably absorbed, and our underlying non-COVID-19 mortality was favorable in many markets. Our balance sheet remains strong, and we ended the quarter with excess capital of approximately $1.3 billion.

“The underlying protection markets are active, organic new business activity is healthy, our in-force transactions pipelines are very robust, and we are better positioned to deliver valuable solutions to our clients than ever before.

“This quarter provides further evidence of the substantial value added through client-centered, focused execution on our strategy even during the challenges of COVID-19, and we are in a great position to continue the momentum going forward.”

SEGMENT RESULTS

U.S. and Latin America

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2022	2021	2022	2021
Net premiums	$1,640	$1,550	$4,812	$4,547
Pre-tax income (loss)	204	(126)	247	(329)
Pre-tax adjusted operating income (loss)	196	(121)	205	(331)

•Quarterly results reflected favorable individual mortality experience, modestly offset by $45 million of COVID-19 claim costs.
•Individual Health experience was very favorable, driven by an assumption update and favorable incurred claims experience.

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•Group experience was favorable, primarily due to the disability line of business.
•Additional COVID-19 claim costs in Group and Latin America totaled $7 million.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2022	2021	2022	2021
Asset-Intensive:
Pre-tax income	$48	$106	$57	$329
Pre-tax adjusted operating income	72	93	213	268
Capital Solutions:
Pre-tax income	22	22	118	68
Pre-tax adjusted operating income	22	22	118	68

•Asset-Intensive results for the quarter reflected favorable overall experience.
•Capital Solutions results for the quarter were in line with expectations.

Canada

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2022	2021	2022	2021
Net premiums	$293	$289	$911	$870
Pre-tax income	32	44	54	100
Pre-tax adjusted operating income	33	44	62	101

•Foreign currency exchange rates had an adverse effect of $11 million on net premiums for the quarter.
•Quarterly results were in line with expectations, absorbing $3 million of COVID-19 claim costs.
•Foreign currency exchange rates had an adverse effect of $1 million on pre-tax income and pre-tax adjusted operating income for the quarter.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2022	2021	2022	2021
Pre-tax income	$4	$—	$21	$10
Pre-tax adjusted operating income	4	—	21	10

•Quarterly results were in line with expectations.
•Foreign currency exchange rates had an immaterial effect on pre-tax income and pre-tax adjusted operating income for the quarter.

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Europe, Middle East and Africa (EMEA)

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2022	2021	2022	2021
Net premiums	$436	$432	$1,314	$1,303
Pre-tax income (loss)	1	(91)	(3)	(171)
Pre-tax adjusted operating income (loss)	1	(91)	(3)	(171)

•Foreign currency exchange rates had an adverse effect of $68 million on net premiums for the quarter.
•Quarterly results reflected unfavorable U.K. mortality experience and $5 million of COVID-19 claim costs, partially offset by favorable results in other markets.
•Foreign currency exchange rates had an adverse effect of $1 million on pre-tax income and pre-tax adjusted operating income for the quarter.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2022	2021	2022	2021
Pre-tax income	$31	$85	$149	$228
Pre-tax adjusted operating income	49	62	194	187

•Quarterly results reflected the unfavorable impact of client reporting updates.
•Foreign currency exchange rates had an adverse effect of $4 million on pre-tax income and $8 million on pre-tax adjusted operating income for the quarter.

Asia Pacific

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2022	2021	2022	2021
Net premiums	$660	$626	$1,950	$1,851
Pre-tax income (loss)	118	(96)	227	(67)
Pre-tax adjusted operating income (loss)	118	(96)	227	(67)

•Foreign currency exchange rates had an adverse effect of $50 million on net premiums for the quarter.
•Quarterly results reflected favorable underwriting experience, absorbing $8 million of COVID-19 claim costs, primarily related to medical hospitalization claims for at-home sickness benefits in Japan.
•Australia reported a modest profit for the quarter, driven by favorable group experience.
•Foreign currency exchange rates had an adverse effect of $6 million on pre-tax income and $7 million on pre-tax adjusted operating income for the quarter.

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Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2022	2021	2022	2021
Net premiums	$69	$65	$172	$166
Pre-tax income (loss)	(2)	6	(124)	65
Pre-tax adjusted operating income	13	25	62	64

•Quarterly results reflected unfavorable experience, including $21 million of COVID-19 claim costs related to medical hospitalization claims for at-home sickness benefits in Japan.
•Foreign currency exchange rates had a favorable effect of $20 million on pre-tax loss and $2 million on pre-tax adjusted operating income for the quarter.

Corporate and Other

	Quarterly Results		Year-to-Date Results
($ in millions)	2022	2021	2022	2021
Pre-tax income (loss)	$(92)	$16	$(186)	$401
Pre-tax adjusted operating income (loss)	(56)	(27)	(83)	28

•Third quarter pre-tax adjusted operating loss was unfavorable as compared to the quarterly average run rate, primarily due to higher general expenses and interest expense.
•On a year-to-date basis, results are in line with the average run rate.

Dividend Declaration

Effective November 1, 2022, the board of directors declared a regular quarterly dividend of $0.80, payable November 29, 2022, to shareholders of record as of November 15, 2022.

Earnings Conference Call

A conference call to discuss third quarter results will begin at 10 a.m. Eastern Time on Friday, November 4. Interested parties may access the call by dialing 1-877-270-2148 (412-902-6510 international) and asking to be joined into the Reinsurance Group of America, Incorporated (RGA) call. A live audio webcast of the conference call will be available on the Company’s Investor Relations website at www.rgare.com. A replay of the conference call will be available at the same address for 90 days following the conference call.

The Company has posted to its website an earnings presentation and a Quarterly Financial Supplement that includes financial information for all segments as well as information on its investment portfolio. Additionally, the Company posts periodic reports, press releases and other useful information on its Investor Relations website.

Use of Non-GAAP Financial Measures

RGA uses a non-GAAP financial measure called adjusted operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA’s management incentive programs. Management believes that adjusted operating income, on a pre-
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tax and after-tax basis, better measures the ongoing profitability and underlying trends of the Company’s continuing operations, primarily because that measure excludes substantially all of the effect of net investment related gains and losses, as well as changes in the fair value of certain embedded derivatives and related deferred acquisition costs. These items can be volatile, primarily due to the credit market and interest rate environment, and are not necessarily indicative of the performance of the Company’s underlying businesses. Additionally, adjusted operating income excludes any net gain or loss from discontinued operations, the cumulative effect of any accounting changes, tax reform and other items that management believes are not indicative of the Company’s ongoing operations. The definition of adjusted operating income can vary by company and is not considered a substitute for GAAP net income.

Book value per share excluding the impact of AOCI is a non-GAAP financial measure that management believes is important in evaluating the balance sheet in order to ignore the effects of unrealized amounts primarily associated with mark-to-market adjustments on investments and foreign currency translation.

Adjusted operating income per diluted share is a non-GAAP financial measure calculated as adjusted operating income divided by weighted average diluted shares outstanding. Adjusted operating return on equity is a non-GAAP financial measure calculated as adjusted operating income divided by average stockholders’ equity excluding AOCI. Similar to adjusted operating income, management believes these non-GAAP financial measures better reflect the ongoing profitability and underlying trends of the Company’s continuing operations, they also serve as a basis for establishing target levels and awards under RGA’s management incentive programs.

Reconciliations from GAAP net income, book value per share, net income per diluted share and average stockholders’ equity are provided in the following tables. Additional financial information can be found in the Quarterly Financial Supplement on RGA’s Investor Relations website at www.rgare.com in the “Financial Information” section.

About RGA
Reinsurance Group of America, Incorporated (NYSE: RGA) is a global industry leader specializing in life and health reinsurance and financial solutions that help clients effectively manage risk and optimize capital. Founded in 1973, RGA is one of the world’s largest and most respected reinsurers and is guided by a fundamental purpose: to make financial protection accessible to all. RGA is widely recognized for superior risk management and underwriting expertise, innovative product design, and dedicated client focus. RGA serves clients and partners in key markets around the world and has approximately $3.3 trillion of life reinsurance in force and assets of $82.7 billion as of September 30, 2022. To learn more about RGA and its businesses, visit www.rgare.com. Follow RGA on LinkedIn, Twitter, and Facebook.

Cautionary Note Regarding Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, among others, statements relating to projections of the future operations, strategies, earnings, revenues, income or loss, ratios, financial performance and growth potential of the Company. Forward-looking statements often contain words and phrases such as “believe,” “expect,” “anticipate,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “project,” “plan,” “predict,” “foresee,” “likely,” “will” and other similar expressions. Forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future performance
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and are subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

The effects of the COVID-19 pandemic and the response thereto on economic conditions, the financial markets and insurance risks, and the resulting effects on the Company’s financial results, liquidity, capital resources, financial metrics, investment portfolio and stock price, could cause actual results and events to differ materially from those expressed or implied by forward-looking statements. Further, any estimates, projections, illustrative scenarios or frameworks used to plan for potential effects of the pandemic are dependent on numerous underlying assumptions and estimates that may not materialize. Additionally, numerous other important factors (whether related to, resulting from or exacerbated by the COVID-19 pandemic or otherwise) could also cause results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: (1) adverse changes in mortality, morbidity, lapsation or claims experience, (2) inadequate risk analysis and underwriting, (3) adverse capital and credit market conditions and their impact on the Company’s liquidity, access to capital and cost of capital, (4) changes in the Company’s financial strength and credit ratings and the effect of such changes on the Company’s future results of operations and financial condition, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) requirements to post collateral or make payments due to declines in market value of assets subject to the Company’s collateral arrangements, (7) action by regulators who have authority over the Company’s reinsurance operations in the jurisdictions in which it operates, (8) the effect of the Company parent’s status as an insurance holding company and regulatory restrictions on its ability to pay principal of and interest on its debt obligations, (9) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in the Company’s current and planned markets, (10) the impairment of other financial institutions and its effect on the Company’s business, (11) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (12) market or economic conditions that adversely affect the value of the Company’s investment securities or result in the impairment of all or a portion of the value of certain of the Company’s investment securities, that in turn could affect regulatory capital, (13) market or economic conditions that adversely affect the Company’s ability to make timely sales of investment securities, (14) risks inherent in the Company’s risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (15) the fact that the determination of allowances and impairments taken on the Company’s investments is highly subjective, (16) the stability of and actions by governments and economies in the markets in which the Company operates, including ongoing uncertainties regarding the amount of U.S. sovereign debt and the credit ratings thereof, (17) the Company’s dependence on third parties, including those insurance companies and reinsurers to which the Company cedes some reinsurance, third-party investment managers and others, (18) financial performance of the Company’s clients, (19) the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where the Company or its clients do business, (20) competitive factors and competitors’ responses to the Company’s initiatives, (21) development and introduction of new products and distribution opportunities, (22) execution of the Company’s entry into new markets, (23) integration of acquired blocks of business and entities, (24) interruption or failure of the Company’s telecommunication, information technology or other operational systems, or the Company’s failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data and intellectual property stored on such systems, (25) adverse litigation or arbitration results, (26) the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business, (27) changes in laws, regulations, and accounting standards applicable to the Company or its business, including Long Duration Targeted Improvement accounting changes and (28) other risks and uncertainties described in this document and in the Company’s other filings with the Securities and Exchange Commission (“SEC”).
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Forward-looking statements should be evaluated together with the many risks and uncertainties that affect the Company’s business, including those mentioned in this document and described in the periodic reports the Company files with the SEC. These forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update these forward-looking statements, even though the Company’s situation may change in the future. For a discussion of these risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A – “Risk Factors” in the Company’s 2021 Annual Report on Form 10-K, as may be supplemented by Item 1A – “Risk Factors” in the Company’s subsequent Quarterly Reports on Form 10-Q.

Investor Contact
Jeff Hopson
Senior Vice President - Investor Relations
(636) 736-2068
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Net Income to Adjusted Operating Income
(Dollars in millions, except per share data)

(Unaudited)	Three Months Ended September 30,
	2022		2021
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income (loss) available to RGA shareholders	$284	$4.19	$(22)	$(0.32)
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	120	1.79	(53)	(0.79)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	4	0.06	(1)	(0.01)
Embedded derivatives:
Included in investment related gains/losses, net	(3)	(0.04)	13	0.19
Included in interest credited	(8)	(0.12)	(2)	(0.03)
DAC offset, net	9	0.13	1	0.01
Investment (income) loss on unit-linked variable annuities	4	0.06	2	0.03
Interest credited on unit-linked variable annuities	(4)	(0.06)	(2)	(0.03)
Interest expense on uncertain tax positions	1	0.01	1	0.01
Non-investment derivatives and other	(56)	(0.83)	(3)	(0.04)
Uncertain tax positions and other tax related items	—	—	(9)	(0.13)
Net income attributable to noncontrolling interest	1	0.01	—	—
Adjusted operating income (loss)	$352	$5.20	$(75)	$(1.11)

(Unaudited)	Nine Months Ended September 30,
	2022		2021
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income available to RGA shareholders	$419	$6.19	$461	$6.74
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	365	5.41	(314)	(4.60)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	17	0.25	(3)	(0.04)
Embedded derivatives:
Included in investment related gains/losses, net	66	0.98	(40)	(0.58)
Included in interest credited	(43)	(0.64)	(28)	(0.41)
DAC offset, net	7	0.10	9	0.13
Investment (income) loss on unit-linked variable annuities	17	0.25	1	0.01
Interest credited on unit-linked variable annuities	(17)	(0.25)	(1)	(0.01)
Interest expense on uncertain tax positions	1	0.01	6	0.09
Non-investment derivatives and other	(63)	(0.93)	(6)	(0.09)
Uncertain tax positions and other tax related items	4	0.06	30	0.44
Net income attributable to noncontrolling interest	2	0.03	—	—
Adjusted operating income	$775	$11.46	$115	$1.68
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Effective Income Tax Rates
(Dollars in millions)

(Unaudited)	Three Months Ended September 30, 2022			Nine Months Ended September 30, 2022
	Pre-tax Income (Loss)	Income Taxes	Effective Tax Rate (1)	Pre-tax Income (Loss)	Income Taxes	Effective Tax Rate (1)
GAAP income	$366	$81	22.3%	$560	$139	24.9%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	153	33		475	110
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	5	1		22	5
Embedded derivatives:
Included in investment related gains/losses, net	(4)	(1)		83	17
Included in interest credited	(10)	(2)		(54)	(11)
DAC offset, net	12	3		9	2
Investment (income) loss on unit-linked variable annuities	5	1		22	5
Interest credited on unit-linked variable annuities	(5)	(1)		(22)	(5)
Interest expense on uncertain tax positions	1	—		1	—
Non-investment derivatives and other	(71)	(15)		(80)	(17)
Uncertain tax positions and other tax related items	—	—		—	(4)
Adjusted operating income	$452	$100	22.2%	$1,016	$241	23.7%
(1)     The Company rounds amounts in the financial statements to millions and calculates the effective tax rate from the underlying whole-dollar amounts. Thus certain amounts may not recalculate based on the numbers due to rounding.
Reconciliation of Consolidated Income before Income Taxes to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Income (loss) before income taxes	$366	$(34)	$560	$634
Reconciliation to pre-tax adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	153	(66)	475	(398)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	5	(2)	22	(4)
Embedded derivatives:
Included in investment related gains/losses, net	(4)	16	83	(51)
Included in interest credited	(10)	(3)	(54)	(36)
DAC offset, net	12	2	9	12
Investment (income) loss on unit-linked variable annuities	5	2	22	1
Interest credited on unit-linked variable annuities	(5)	(2)	(22)	(1)
Interest expense on uncertain tax positions	1	2	1	8
Non-investment derivatives and other	(71)	(4)	(80)	(8)
Pre-tax adjusted operating income (loss)	$452	$(89)	$1,016	$157
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended September 30, 2022
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$204	$(1)		$(7)		$196
Financial Solutions:
Asset-Intensive	48	41	(1)	(17)	(2)	72
Capital Solutions	22	—		—		22
Total U.S. and Latin America	274	40		(24)		290
Canada Traditional	32	1		—		33
Canada Financial Solutions	4	—		—		4
Total Canada	36	1		—		37
EMEA Traditional	1	—		—		1
EMEA Financial Solutions	31	18		—		49
Total EMEA	32	18		—		50
Asia Pacific Traditional	118	—		—		118
Asia Pacific Financial Solutions	(2)	15		—		13
Total Asia Pacific	116	15		—		131
Corporate and Other	(92)	36		—		(56)
Consolidated	$366	$110		$(24)		$452
(1)Asset-Intensive is net of $22 DAC offset.
(2)Asset-Intensive is net of $(10) DAC offset.

(Unaudited)	Three Months Ended September 30, 2021
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$(126)	$—		$5		$(121)
Financial Solutions:
Asset-Intensive	106	(40)	(1)	27	(2)	93
Capital Solutions	22	—		—		22
Total U.S. and Latin America	2	(40)		32		(6)
Canada Traditional	44	—		—		44
Canada Financial Solutions	—	—		—		—
Total Canada	44	—		—		44
EMEA Traditional	(91)	—		—		(91)
EMEA Financial Solutions	85	(23)		—		62
Total EMEA	(6)	(23)		—		(29)
Asia Pacific Traditional	(96)	—		—		(96)
Asia Pacific Financial Solutions	6	19		—		25
Total Asia Pacific	(90)	19		—		(71)
Corporate and Other	16	(43)		—		(27)
Consolidated	$(34)	$(87)		$32		$(89)
(1)Asset-Intensive is net of $(17) DAC offset.
(2)Asset-Intensive is net of $19 DAC offset.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Nine Months Ended September 30, 2022
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$247	$(1)		$(41)		$205
Financial Solutions:
Asset-Intensive	57	135	(1)	21	(2)	213
Capital Solutions	118	—		—		118
Total U.S. and Latin America	422	134		(20)		536
Canada Traditional	54	8		—		62
Canada Financial Solutions	21	—		—		21
Total Canada	75	8		—		83
EMEA Traditional	(3)	—		—		(3)
EMEA Financial Solutions	149	45		—		194
Total EMEA	146	45		—		191
Asia Pacific Traditional	227	—		—		227
Asia Pacific Financial Solutions	(124)	186		—		62
Total Asia Pacific	103	186		—		289
Corporate and Other	(186)	103		—		(83)
Consolidated	$560	$476		$(20)		$1,016
(1)Asset-Intensive is net of $58 DAC offset.
(2)Asset-Intensive is net of $(49) DAC offset.

(Unaudited)	Nine Months Ended September 30, 2021
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$(329)	$—		$(2)		$(331)
Financial Solutions:
Asset-Intensive	329	(32)	(1)	(29)	(2)	268
Capital Solutions	68	—		—		68
Total U.S. and Latin America	68	(32)		(31)		5
Canada Traditional	100	1		—		101
Canada Financial Solutions	10	—		—		10
Total Canada	110	1		—		111
EMEA Traditional	(171)	—		—		(171)
EMEA Financial Solutions	228	(41)		—		187
Total EMEA	57	(41)		—		16
Asia Pacific Traditional	(67)	—		—		(67)
Asia Pacific Financial Solutions	65	(1)		—		64
Total Asia Pacific	(2)	(1)		—		(3)
Corporate and Other	401	(373)		—		28
Consolidated	$634	$(446)		$(31)		$157
(1)Asset-Intensive is net of $(44) DAC offset.
(2)Asset-Intensive is net of $56 DAC offset.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Per Share and Shares Data
(In thousands, except per share data)

(Unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Earnings per share from net income (loss):
Basic earnings per share	$4.24	$(0.32)	$6.25	$6.79
Diluted earnings per share (1)	$4.19	$(0.32)	$6.19	$6.74

Diluted earnings per share from adjusted operating income (1)	$5.20	$(1.11)	$11.46	$1.68
Weighted average number of common and common equivalent shares outstanding	67,663	68,417	67,607	68,416
(1)     As a result of anti-dilutive impact, in periods of a loss, weighted average common shares outstanding (basic) are used in the calculation of diluted earnings per share

(Unaudited)	At September 30,
	2022	2021
Treasury shares	18,484	17,711
Common shares outstanding	66,827	67,600
Book value per share outstanding	$54.66	$190.60
Book value per share outstanding, before impact of AOCI	$143.91	$137.60

Reconciliation of Book Value Per Share to Book Value Per Share Excluding AOCI

(Unaudited)	At September 30,
	2022	2021
Book value per share outstanding	$54.66	$190.60
Less effect of AOCI:
Accumulated currency translation adjustments	(3.24)	(0.75)
Unrealized appreciation (depreciation) of securities	(85.25)	54.80
Pension and postretirement benefits	(0.76)	(1.05)
Book value per share outstanding, before impact of AOCI	$143.91	$137.60

- more -

Add Thirteen

Reconciliation of Stockholders' Average Equity to Stockholders' Average Equity Excluding AOCI
(Dollars in millions)

(Unaudited)
Trailing Twelve Months Ended September 30, 2022:	Average Equity
Stockholders' average equity	$8,915
Less effect of AOCI:
Accumulated currency translation adjustments	(62)
Unrealized depreciation of securities	(354)
Pension and postretirement benefits	(54)
Stockholders' average equity, excluding AOCI	$9,385

Reconciliation of Trailing Twelve Months of Consolidated Net Income to Adjusted Operating Income and
Related Return on Equity
(Dollars in millions)

(Unaudited)		Return on Equity
Trailing Twelve Months Ended September 30, 2022:	Income
Net income available to RGA shareholders	$575	6.4%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, net	272
Change in fair value of embedded derivatives	(24)
Deferred acquisition cost offset, net	28
Tax expense on uncertain tax positions	(116)
Net income attributable to noncontrolling interest	2
Adjusted operating income	$737	7.9%
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in millions)

(Unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Net premiums	$3,247	$3,094	$9,632	$9,106
Investment income, net of related expenses	769	796	2,333	2,367
Investment related gains (losses), net	(134)	58	(514)	472
Other revenue	184	95	432	354
Total revenues	4,066	4,043	11,883	12,299
Benefits and expenses:
Claims and other policy benefits	2,815	3,289	8,855	9,294
Interest credited	189	177	468	541
Policy acquisition costs and other insurance expenses	396	338	1,144	1,010
Other operating expenses	251	229	720	683
Interest expense	46	41	130	129
Collateral finance and securitization expense	3	3	6	8
Total benefits and expenses	3,700	4,077	11,323	11,665
Income before income taxes	366	(34)	560	634
Provision for income taxes	81	(12)	139	173
Net income	285	(22)	421	461
Net income attributable to noncontrolling interest	1	—	2	—
Net income available to RGA shareholders	$284	$(22)	$419	$461
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